UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 27, 2011

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On April 28, 2011, DPL Inc. (the “Company”) issued a press release announcing, among other things, its earnings for the first quarter of 2011 and providing 2011 earnings guidance.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On April 29, 2010, at 9:00 a.m. Eastern Time, the Company is scheduled to hold a webcast conference call to review first quarter 2011 financial results, discuss recent Company events, including the previously announced proposed merger involving the Company and The AES Corporation, and review its 2011 earnings guidance and other projections.  A copy of the presentation slides to be used during the webcast conference call on April 29, 2011, is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01               Other Events.

On April 27, 2011, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly dividend of $0.3325 per common share, payable June 1, 2011, to common shareholders of record as of May 16, 2011.  A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated April 28, 2011.

99.2	Presentation slides.

99.3	Press Release, dated April 27, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: April 28, 2011
/s/ Arthur G. Meyer
Name: Arthur G. Meyer
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release, dated April 28, 2011.	E

99.2	Presentation slides.	E

99.3	Press Release, dated April 27, 2011.	E